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                                                                     Exhibit 5.1

                                 August 2, 2004



Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, California 95110

     RE: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 3, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 12,882,032 additional shares available for issuance under your 1999 Stock Plan and 6,441,016 additional shares available for issuance under your 1999 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares," and such plans are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant or purchase under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                      Sincerely,



                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.



                  650 Page Mill Road, Palo Alto, CA 94304-1050
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                        o salt lake city o san francisco